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Exhibit 10.17

                                  COMMON STOCK
                               PURCHASE AGREEMENT

                                     BETWEEN

                                   ONTRO, INC.

                                       and

                         Indosuez Trust Services Limited
                         as Trustee of the Mahmud Trusts

                              DATED: 1st May, 2001



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                                TABLE OF CONTENTS

SECTION 1          DEFINITIONS.................................................1
SECTION 2          SALE AND ISSUANCE OF SECURITIES; CLOSING....................3
2.1      SALE OF COMMON STOCK..................................................3
2.2      COMMON STOCK PURCHASE PRICE...........................................4
2.3      CLOSING...............................................................4
2.4      CLOSING OBLIGATIONS...................................................4
SECTION 3          REPRESENTATIONS AND WARRANTIES OF ONTRO, INC................4
3.1      ORGANIZATION, GOOD STANDING AND QUALIFICATION.........................4
3.2      SUBSIDIARIES..........................................................5
3.3      CAPITALIZATION; VOTING RIGHTS.........................................5
3.4      AUTHORIZATION; BINDING OBLIGATIONS....................................5
3.5      FINANCIAL STATEMENTS..................................................5
3.6      LIABILITIES...........................................................6
3.7      AGREEMENTS; ACTION....................................................6
3.8      OBLIGATIONS TO RELATED PARTIES........................................7
3.9      CHANGES...............................................................7
3.10     TITLE TO PROPERTIES AND ASSETS; LIENS, ETC............................8
3.11     PATENTS AND TRADEMARKS................................................8
3.12     COMPLIANCE WITH OTHER INSTRUMENTS.....................................9
3.13     LITIGATION............................................................9
3.14     TAX RETURNS AND PAYMENTS.............................................10
3.15     EMPLOYEES............................................................10
3.16     OBLIGATIONS OF MANAGEMENT............................................10
3.17     VOTING RIGHTS........................................................11
3.18     COMPLIANCE WITH LAWS; PERMITS........................................11
3.19     ENVIRONMENTAL AND SAFETY LAWS........................................11
3.20     OFFERING VALID.......................................................11
3.21     FULL DISCLOSURE......................................................12
3.22     MINUTE BOOKS.........................................................12
3.23     INSURANCE............................................................12
SECTION 4          REPRESENTATIONS AND WARRANTIES OF BUYERS...................12
4.1      ORGANIZATION, GOOD STANDING AND QUALIFICATION........................12
4.2      AUTHORIZATION; BINDING OBLIGATIONS...................................13
4.3      DISCLOSURE...........................................................13
4.4      BROKERS OR FINDERS...................................................13
4.5      INVESTMENT MATTERS...................................................13
SECTION 5          REGISTRATION...............................................14
5.1      REGISTRATION STATEMENT...............................................14



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SECTION 6          GENERAL PROVISIONS.........................................14
6.1      EXPENSES.............................................................14
6.2      PUBLIC ANNOUNCEMENTS.................................................14
6.3      CONFIDENTIALITY......................................................14
6.4      NOTICES..............................................................15
6.5      JURISDICTION; SERVICE OF PROCESS.....................................16
6.6      FURTHER ASSURANCES...................................................16
6.7      WAIVER...............................................................16
6.8      ENTIRE AGREEMENT AND MODIFICATION....................................16
6.9      ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS....................17
6.10     SEVERABILITY.........................................................17
6.11     SECTION HEADINGS, CONSTRUCTION.......................................17
6.12     GOVERNING LAW........................................................17
6.13     COUNTERPARTS.........................................................17

                                  EXHIBIT PAGES

The Disclosure Schedule is available for inspection from the Company

         EXHIBIT "A"         Disclosure Schedule

         SCHEDULE 3.11       Patents and Trademarks
         SCHEDULE 3.23       Insurance



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                                  COMMON STOCK
                               PURCHASE AGREEMENT

         This Common Stock Purchase Agreement ("Agreement") is made as of 1st May, 2001, by and among Ontro, Inc., a California corporation ("Ontro" or the "Company"), and Indosuez Trust Services Limited as Trustee of the Mahmud Trusts ("Buyer").

                                    RECITALS

         Ontro is a development stage enterprise engaged in the research and development of integrated thermal containers utilizing proprietary technology which it has incorporated into a proposed product line of fully-contained self-heating beverage containers designed to heat liquid contents such as coffee, tea, hot chocolate, soups and baby formula. Ontro desires to raise capital through the issuance and sale of its common stock ("Common Stock") to Buyer and one or more additional investors, respectively. Buyer desires to purchase the number of shares of Common Stock as set forth below in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

         The parties, incorporating the above introduction and recitals, and intending to be legally bound, agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "APPLICABLE CONTRACT"-- any material Contract by which Ontro or any of its assets is or may become bound.

                  "BEST EFFORTS"-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "CLOSING" -- as defined in Section 2.2.

                  "CONTRACT" -- any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "CONTROL" -- means the power to direct the business and policies of another Person.



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                  "ENCUMBRANCE" -- any material charge, claim, community
property interest, condition, equitable interest, mortgage, deed of trust, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  "FINANCIAL STATEMENTS" -- as defined in Section 3.5.

                  "GOVERNMENTAL BODY" -- any:

                           (a) nation, state, county, city, town, village,
district or other jurisdiction of any nature;

                           (b) federal, state, local, municipal, foreign or
other government;

                           (c) governmental or quasi-governmental authority of
any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                           (d) multi-national organization or body; or

                           (e) body exercising, or entitled to exercise, any
administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

                  "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

                  A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                  "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

                  "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                           (a) such action is consistent with the past practices
of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

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                           (b) such action is not required to be authorized by
the general partner or the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                           (c) such action is similar in nature and magnitude to
actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the Articles of Organization and Operating Agreement of any limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

                  "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

                  "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

                  "SECURITIES ACT" -- the United States Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any tax.

                  "THREATENED" -- a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any written demand or statement has been made or any written notice has been given with respect thereto.

                                    SECTION 2
                    SALE AND ISSUANCE OF SECURITIES; CLOSING

         2.1 SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Ontro will sell and transfer to Buyer a total of FOUR HUNDRED AND TWENTY FIVE THOUSAND (425,000) shares of Common Stock and Buyer shall purchase such number of shares of Common Stock from Ontro at a price of ONE DOLLAR AND TWENTY CENTS ($1.20) per share for an aggregate purchase price of FIVE HUNDRED AND TEN THOUSAND DOLLARS ($510,000) (the "Purchase Price").

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         2.2 PURCHASE AND CLOSING.. Upon its execution and delivery of this
Agreement to Ontro, Buyer shall deliver the Purchase Price to Ontro by certified funds or wire transfer to Ontro as follows:

                            San Diego National Bank
                            ABA Routing No. 122238682
                            For credit to Ontro, Inc.
                            (reference Ontro Common Stock Purchase)
                            Account No. 0139809170

         Ontro shall either return the Purchase Price or accept the Purchase Price and complete the purchase and sale of the Common Stock (the "Closing"). At the Closing, Ontro shall cause its transfer agent to issue a stock certificate for the shares of Common Stock in the name of Buyer (the "Certificate"). Following the Closing, Ontro will forward the Certificate to Buyer by a nationally recognized courier service (UPS, FedEx or comparable).

         2.3 CLOSING. The Closing shall occur at the offices of Ontro on the business day following acceptance of the Purchase Price by Ontro.

         2.4 CLOSING OBLIGATIONS.

                  Ontro will deliver to Buyer at the Closing:

                           (i) a Certificate representing the shares purchased;

                           (ii) such other documents as may be reasonably
requested by Buyer with respect to the transaction contemplated herein.

                                    SECTION 3
                        REPRESENTATIONS AND WARRANTIES OF
                                   ONTRO, INC.

         Except as set forth on the Disclosure Schedule of even date herewith, attached hereto as Exhibit A and incorporated herein by this reference (the "Disclosure Schedule"), Ontro represents and warrants to Buyer as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Ontro is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Common Stock, to carry out the provisions

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of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

         3.2 SUBSIDIARIES. The Company owns all of the outstanding stock of Insta-Heat, Inc, a California corporation. The Company does not own or Control any equity security or other interest of any other Person. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 20,000,000 shares of Common Stock, no par value, ___________ shares of which are issued and outstanding, and 5,000,000 shares of preferred stock, none of which have been issued. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable. The Common Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Common Stock pursuant hereto has been taken or will be taken prior to the Closing. The Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Common Stock is not and will not be subject to any preemptive right or rights of first refusal.

         3.5 FINANCIAL STATEMENTS. The Company has made available to the Buyer
(a) its audited balance sheet as at December 31, 1999 and statement of income and cash flows for the twelve months ending December 31, 1999 and (b) its unaudited balance sheet as at September 30, 2000 (the "Statement Date"), and consolidated statement of income and cash flows for the nine (9) month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1999 and the Statement Date.

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         3.6 LIABILITIES. The Company has no material liabilities and, to the best of its Knowledge, knows of no material contingent liabilities, either of which are not disclosed in the Financial Statements, except current liabilities incurred in the Ordinary Course of Business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

         3.7 AGREEMENTS; ACTION.

                  Other than as set forth on Schedule 3.7:

                  (a) There are no Applicable Contracts, understandings or proposed transactions between the Company and any of its officers, directors,

affiliates or any affiliate thereof.

                  (b) There are no Applicable Contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its Knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the Ordinary Course of Business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the Ordinary Course of Business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the Ordinary Course of Business or as disclosed in the Financial Statements), (iii) made any loans or advances to any person, other than advances for travel and business expenses in the Ordinary Course of Business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory or services in the Ordinary Course of Business.

                  (d) The Company has not engaged in the past three (3) months, and is not currently engaged, in any discussion (i) with any Representative of any entity regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

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         3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the
Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any Applicable Contract (other than as relates to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.9 CHANGES. Since the Statement Date, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the Ordinary Course of Business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Company;

                  (b) Any resignation or termination of any officer or key employee of the Company; and the Company, to the best of its Knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

                  (c) Any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a material right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the Ordinary Course of Business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

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                  (h) Any declaration or payment of any dividend or other
distribution of the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the Ordinary Course of Business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than licenses entered into in the Ordinary Course of Business;

                  (l) Any changes in any Applicable Contract which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

                  (m) Any other event or condition of any character, to the Knowledge of the Company that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company; or

                  (n) Any arrangements or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

         3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no Encumbrance, other than (a) those resulting from taxes which have not yet become delinquent,
(b) Encumbrances reflected in the Financial Statements or which do not materially detract from the value of the property subject thereto, and (c) those that have otherwise arisen in the Ordinary Course of Business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.11 PATENTS AND TRADEMARKS. The Company owns or possesses patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes listed on Schedule 3.11 attached hereto and incorporated herein by this reference, which constitutes sufficient legal rights necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase or sale of "off the shelf" or

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standard products or as arose in the Ordinary Course of Business. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any Contract, or subject to any order, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

         3.12 COMPLIANCE WITH OTHER INSTRUMENTS.

                  (a) The Company is not in violation or default of any term of its Organizational Documents, or of any provisions of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Common Stock pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any Applicable Contract.

         3.13 LITIGATION. Other than as set forth in Schedule 3.13 attached hereto and incorporated herein by this reference, there is no action, suit, proceeding or investigation pending or to the Company's Knowledge currently Threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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         3.14 TAX RETURNS AND PAYMENTS. All federal, state, local and foreign tax returns and reports required to be filed by the Company have been filed, and all taxes, interest, assessments or deficiencies, fees and other governmental charges upon the Company, or upon any of its properties, income or franchises, shown in such returns and on assessments received by the Company to be due and payable or claimed to be due and payable by any Governmental Body, have been paid. The Company has not executed or filed with any taxing authority any agreement, waiver or consent for the extensions of the period for assessment or collection of any taxes or the audit of any tax returns or reports. The Company is not a party to any pending action or proceeding, nor, to the Knowledge of the Company, is any such action or proceeding Threatened by any Governmental Body for the assessment or collection of taxes, interest, penalties, assessments or deficiencies, and no claim for assessment of collection of taxes, interest, penalties, assessments or deficiencies has been asserted against the Company. No issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, reports, business or properties of the Company which has not been settled or resolved. The Company has not agreed to extend the statute of limitations with respect to any tax period or the review or audit of any tax return. The Company has not made or agreed (or been required) to make any adjustment or change in accounting method. No material special charges, penalties, fines or Encumbrances have been asserted against the Company with respect to the payment or failure to pay any taxes which have not been paid or received without further liability to the Company. Proper and accurate amounts have been withheld by the Company from its employees for all periods in compliance with the withholding provisions of applicable federal, state and local tax laws.

         3.15 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's Knowledge Threatened with respect to the Company. To the Company's Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any Contract relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company's Knowledge the continued employment by the Company of its present employees, and the performance of the Company's Contracts with the independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.16 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company's Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

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         3.17 VOTING RIGHTS.

                  To the Company's Knowledge, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

         3.18 COMPLIANCE WITH LAWS; PERMITS. Other than as set forth in Schedule 3.18:

                  (a) The Company, to its Knowledge, is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

                  (b) No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Common Stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in an timely manner.

                  (c) The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.19 ENVIRONMENTAL AND SAFETY LAWS. The Company, to its Knowledge after reasonable investigation, is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Other than calcium oxide, no Hazardous Materials (as defined below) are used or have been used, stored or disposed of by the Company or, to the Company's Knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of Buyer contained in Section 4 hereof, the offer, sale and issuance of the Common Stock will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified, or are exempt from registration and qualification, under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Common Stock to any person or persons so as to bring the sale of such Common Stock by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.21 FULL DISCLOSURE. The Company has provided Buyer with all information requested by Buyer in connection with their respective decisions to purchase the Common Stock, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the Exhibit hereto, nor any other document delivered by the Company to Buyer or its attorneys or agents in connection herewith or with the transactions contemplated hereby, contain any untrue statement of a material fact, nor, to the Company's Knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, all forward-looking information provided to Buyer was prepared by the management of the Company in a good faith effort to describe the Company's presently proposed business and products and the markets therefore. The assumptions applied in preparing such forward-looking material appeared reasonable to management as of the date thereof; however, there is no assurance that these assumptions will prove to be valid or that the objectives set forth in such forward-looking material will be achieved.

         3.22 MINUTE BOOKS. The minute books of the Company made available to Buyer contain a complete summary of all meetings of directors and shareholders for which minutes were prepared since the time of incorporation and reflect all material actions by the directors or shareholders.

         3.23 INSURANCE. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.
Schedule 3.23 attached hereto and incorporated herein by this reference lists all insurance policies maintained by the Company and each such policy is in full force and effect with all premiums due thereon paid.

         3.24 BROKERS OR FINDERS. Except for a finder's fee payable to Aura (Pvt.) Ltd., neither Ontro nor its officers or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Ontro will indemnify and hold Buyer and the other parties hereto harmless from any such payment alleged to be due by or through Ontro as a result of the action of Ontro or its officers or agents.

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Ontro as follows:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Is an individual or a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of its formation. Buyer has all requisite power and authority to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

         4.2 AUTHORIZATION; BINDING OBLIGATIONS. All action on the part of Buyer its general partners and limited partners or persons serving similar functions necessary for the authorization of this Agreement and the performance of all obligations of Buyer hereunder at the Closing and the purchase and receipt of the Common Stock has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

         4.3 DISCLOSURE. No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         4.4 BROKERS OR FINDERS. Buyer and its officers and agents have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Buyer will indemnify and hold Ontro and the other parties hereto harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         4.5 INVESTMENT MATTERS. The Common Stock to be issued to Buyer hereunder will be acquired for its own account and not on behalf of any other Person, and all such securities are being acquired by Buyer for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such securities. Buyer has had the opportunity to ask questions and receive answers from Ontro concerning Ontro, and has, to its Knowledge, been furnished with all of the information about Ontro which it has requested. Buyer is an "accredited investor" as defined in Rule 501(a) of the Securities Act, and to its Knowledge has been fully appraised of all facts and circumstances necessary to permit it to make an informed decision about acquiring such securities, has sufficient knowledge and expertise in business and financial matters that it is capable of evaluating the merits and risk of the investment in such securities, and has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Buyer has been advised by Ontro and understands that (a) the securities to be issued hereunder will not be registered under any securities laws, including without limitation, the securities laws of the United States or any other jurisdiction, (b) such securities must be held indefinitely unless and until they are subsequently registered or an exemption from registration becomes available, (c) except as otherwise provided in this Agreement, Ontro is under no obligation to register such securities, (d) the securities shall bear appropriate restrictive legends, (e) Ontro shall have the right to place stop transfer orders against the securities, and (f) such securities shall be "restricted securities" under Rule 144 of the Securities Act.

                                    SECTION 5
                                  REGISTRATION

         5.1 S-3 REGISTRATION STATEMENT. Within ninety (90) days following receipt by Ontro of a written request from Buyer to have the Common Stock registered Ontro shall use its Best Efforts to file and have declared effective as soon thereafter as possible, a registration statement on Form S-3 or any similar short-form for the purpose of registering the resale of the Common Stock purchased pursuant to this Agreement under the Securities Act.

                                    SECTION 6
                               GENERAL PROVISIONS

         6.1 EXPENSES. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, Representatives, counsel and accountants.

         6.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Ontro and Buyer shall mutually agree, subject to the requirements of applicable law.

         6.3 CONFIDENTIALITY. The terms of this Agreement, as well as any information regarding the parties hereto, including the transactions contemplated hereby in any form, trade secrets, formulas, processes, know-how, data, test data or results, designs, drawings, costs, efficiency rates, price lists, financial information and any information regarding or relating to other parties with whom either party may have agreements or other business relations is deemed "Confidential Information" Buyer and Ontro and each of them hereby agree to be bound by each and every term and condition set forth below. With regard to Confidential Information (oral or written or both), Buyer and Ontro, on their own behalf and on behalf of each and every one of their respective partners, employees, agents and Representatives agree that such Confidential Information shall not be disclosed or used in any manner without the express prior written consent of Buyer and Ontro unless required by legal process or applicable regulatory requirements. Buyer and Ontro, on their own behalf and on behalf of each of their respective partners, employees, agents and Representatives agree:

                  (a) not to use the Confidential Information except for the sole purpose of evaluating said information in connection with the potential transactions contemplated by this Agreement;

                  (b) to treat all Confidential Information with the utmost level of security and to not disclose or exploit it in any form, directly or indirectly, partially or completely, commercially or otherwise;

                  (c) to cause all parties to whom it is deemed necessary to disclose Confidential Information to fulfill the business purpose of this Agreement, to execute an agreement approved by all parties and containing corresponding confidential obligations; and

                  (d) to not disclose the Confidential Information to others without the express prior written consent of Buyer and Ontro.

         6.4 NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth set forth below, or to such other addresses and facsimile numbers as a party may designate by notice to the other parties:

Ontro:                     Ontro, Inc.
                           13250 Gregg Street
                           Poway, California  92064

Attention:                 Kevin A. Hainley

Facsimile No.:             (858) 513-7061

with a copy to:            Fisher Thurber LLP
                           225 Executive Square, Suite 1600
                           La Jolla, California  92037

Attention:                 David A. Fisher

Facsimile No.:             (858) 535-1616

Indosuez Trust Services Limited:
                           P.O. Box 418
                           La Tour Gand House
                           Lower Pollet, St Peter Port, Guernsey G43 5JG

Attention:                 T.P. Mileham

Facsimile No.:             44 1481 729479

         6.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of California, County of San Diego, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         6.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         6.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         6.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter, and constitutes, together with all other documents referred to herein and the Exhibit hereto, a complete and exclusive statement of the terms of the agreement between the parties with respect to the Common Stock purchased hereunder. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         6.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         6.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         6.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         6.12 GOVERNING LAW. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         6.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              ONTRO, INC.
                              A CALIFORNIA CORPORATION

                              By: /S/ JAMES A. SCUDDER
                                  -------------------------------------
                                  James A. Scudder,
                                  President and Chief Executive Officer

                              -------------------------------------
                              A INDOSUEZ TRUST SERVICES LIMITED
                              AS TRUSTEE OF THE MAHMUD TRUSTS

                              By: /S/
                                  -------------------------------------
                                  Name:
                                  Title:_______________________________

                              For and on behalf Indosuez Trust Services Limited, Trustees of the Mahmud Trusts

                                   EXHIBIT "A"
                              DISCLOSURE SCHEDULES

                                  SCHEDULE 3.11
                             PATENTS AND TRADEMARKS

                                  SCHEDULE 3.23
                                    INSURANCE